UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 6, 2015

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 6, 2015, American Independence Corp. issued a press release announcing results of operations for the three months and six months ended June 30, 2015, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated August 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	August 6, 2015

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: LOAN NISSER
485 MADISON AVENUE	(646) 509-2107
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2015 SECOND-QUARTER AND SIX-MONTH RESULTS

New York, New York, August 6, 2015.  American Independence Corp. (NASDAQ: AMIC) today reported 2015 second-quarter and six-month results.

Financial Results

AMIC reported net income of $0.9 million ($.11 per diluted share) for the three months ended June 30, 2015 compared to $0.5 million ($.06 per diluted share) for the three months ended June 30, 2014.  AMIC reported net income of $1.6 million ($.20 per diluted share) for the six months ended June 30, 2015 compared to $1.1 million ($.14 per diluted share) for the six months ended June 30, 2014.

Revenues increased to $45.6 million for the three months ended June 30, 2015 compared to revenues of $40.0 million for the three months ended June 30, 2014, primarily due to an increase in premiums and fee income.  Revenues increased to $89.2 million for the six months ended June 30, 2015 compared to revenues of $83.1 million for the six months ended June 30, 2014, primarily due to an increase in premiums offset by a decrease in agency income.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with the continuing growth in earned premium and with the profitability of business written by IHC Risk Solutions.  We expect continued improvement in this line of business, as evidenced by the 38% growth in our direct business written for the twelve months ended July 2015, while maintaining consistent profit margins on a growing premium base.  With respect to our fully insured operating companies, we continue to build out the direct-to-consumer distribution that is essential to our future growth as a specialty health company, and we are pleased with the growth and profitability of our ancillary lines of business.  Our financial condition and balance sheet remain strong.  We have grown our book value to $11.58 per share at June 30, 2015 from $11.34 per share at December 31, 2014.”

About American Independence Corp.

American Independence Corp. is a holding company principally engaged in health insurance and reinsurance.  It provides specialized health coverage and related services to commercial customers and individuals.  Through Independence American Insurance Company and its other subsidiaries, it offers medical stop-loss, non-subscriber occupational accident, pet insurance, short-term medical, vision, dental and various supplemental products, which are marketed through its subsidiaries IHC Specialty Benefits, Inc. (including www.healthedeals.com and www.aspiraAmas.com, IPA Direct, LLC and IPA Family, LLC.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Forward-Looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which American Independence Corp. (AMIC) operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

American Independence Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Premiums earned	$37,232	$33,644	$73,449	$66,128
Fee and agency income	7,080	5,561	13,622	15,537
Net investment income	498	565	1,110	1,101
Net realized investment gains	211	235	352	283
Other income	589	15	634	58

Revenues	45,610	40,020	89,167	83,107

Insurance benefits, claims and reserves	25,296	20,997	49,266	42,783
Selling, general and administrative expenses	18,461	17,839	36,526	37,488
Amortization and depreciation	392	434	679	862

Expenses	44,149	39,270	86,471	81,133

Income before income tax	1,461	750	2,696	1,974
Provision for income taxes	523	307	987	649

Net income	938	443	1,709	1,325
Less: Net (income) loss attributable to the non-controlling interest	(51)	14	(100)	(226)

Net income attributable to American Independence Corp.	$887	$457	$1,609	$1,099

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.11	$.06	$.20	$.14

Weighted-average shares outstanding	8,079	8,076	8,079	8,075

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.11	$.06	$.20	$.14

Weighted-average diluted shares outstanding	8,094	8,101	8,093	8,100

American Independence Corp.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30,
	2015	December 31,
ASSETS:	(Unaudited)	2014
Investments:
Securities purchased under agreements to resell	$8,227	$3,143
Trading securities	1,104	1,138
Fixed maturities available-for-sale, at fair value	75,511	73,608
Equity securities available-for-sale, at fair value	1,018	1,013

Total investments	85,860	78,902

Cash and cash equivalents	4,507	4,569
Restricted cash	19,975	18,881
Accrued investment income	531	652
Premiums receivable	16,907	13,257
Net deferred tax asset	8,966	12,025
Due from reinsurers	5,861	5,532
Goodwill	6,134	-
Intangible assets	14,845	9,915
Accrued fee income	4,276	4,469
Due from securities brokers	352	293
Other assets	14,151	17,286

TOTAL ASSETS	$182,365	$165,781

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$41,097	$33,616
Premium and claim funds payable	19,975	18,881
Commission payable	5,705	4,672
Accounts payable, accruals and other liabilities	14,095	11,283
Debt	3,326	-
State income taxes payable	619	597
Due to securities brokers	220	58
Due to reinsurers	754	2,334

Total liabilities	85,791	71,441

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares
issued, respectively; 8,079,215 shares outstanding, respectively	92	92
Additional paid-in capital	80,106	79,746
Accumulated other comprehensive gain (loss)	(133)	(154)
Treasury stock, at cost, 1,102,578 shares, respectively	(10,243)	(10,243)
Retained earnings	23,700	22,139
Total American Independence Corp. stockholders’ equity	93,522	91,580
Non-controlling interest in subsidiaries	3,052	2,760
Total equity	96,574	94,340
TOTAL LIABILITIES AND EQUITY	$182,365	$165,781